Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Texas Roadhouse, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-121241, 333-188683, and 333-256205) on Form S-8 of our reports dated February 25, 2022, with respect to the consolidated financial statements of Texas Roadhouse, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Louisville, Kentucky

February 25, 2022